Exhibit 23.1

                         RALPH E. DAVIS ASSOCIATES, INC.
                     CONSULTANTS - PETROLEUM AND NATURAL GAS
                        1717 ST. JAMES PLACE - SUITE 460
                              HOUSTON, TEXAS 77056
                                (713) 622 - 8955

                                   CONSENT OF
                         RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and of references to Ralph E. Davis Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 9, 2004, prepared for Cadence Resources Corporation in the Registration Statement on Form SB-2 of Cadence Resources Corporation and any amendment thereof.

Houston, Texas
July 13, 2004

                                        RALPH E. DAVIS ASSOCIATES, INC.

                                        /s/   Joseph Mustacchia, Jr.
                                        ----------------------------------------
                                        Joseph Mustacchia, Jr.
                                        Executive Vice-President